Exhibit 99.1

Investors and Shareholders:

Dennis Bencala

SiRF Technology Holdings, Inc.

(408) 392-8314

dbencala@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Fourth Quarter

and Fiscal 2007

SiRF reports record revenue

SAN JOSE, Calif.— February 4, 2008/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its fourth quarter and year-ended December 31, 2007.

Net revenue in the fourth quarter of 2007 was $100.4 million, an increase of 35.3 percent from $74.2 million reported in the fourth quarter of 2006. Net revenue in fiscal 2007 was $329.4 million, an increase of 33.0 percent from $247.7 million reported in fiscal 2006. Gross margin in the fourth quarter of 2007 was 48.1 percent, as compared to 54.7 percent in the fourth quarter of 2006. Gross margin in fiscal 2007 was 50.9 percent, as compared to 54.8 percent in fiscal 2006.

Net income for the fourth quarter of 2007 was $0.7 million, or $0.01 per diluted share, based on 64.3 million diluted weighted average shares outstanding. This compares with net income of $9.1 million, or $0.16 per diluted share, based on 56.1 million diluted weighted average shares outstanding in the fourth quarter of 2006.

Net loss for fiscal 2007 was $(10.4) million, or $(0.19) per diluted share, based on 55.5 million diluted weighted average shares outstanding. This compares with net income of $2.4 million, or $0.04 per diluted share, based on 56.0 million diluted weighted average shares outstanding in fiscal 2006.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP gross profit, where applicable, excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets and fair value adjustments on acquisition-related inventory. Non-GAAP gross profit for the fourth quarter of 2007 was $52.8 million or 52.6% of net revenue as compared to non-GAAP gross profit of $41.3 million or 55.6% of net revenue for the fourth quarter of 2006. Non-GAAP net income, where applicable, excludes the effect of acquired in-process research and development expense, stock-based compensation expense, amortization of acquisition-related intangible assets, expenses related to acquisition-related contingent payments, fair value adjustments on acquisition-related inventory and revisions to prior period estimated research and development (R&D) tax credits. Non-GAAP net income for the fourth quarter of 2007 was $17.7 million, or $0.28 per diluted share, as compared to non-GAAP net income of $15.7 million, or $0.28 per diluted share, for the fourth quarter of 2006. Non-GAAP net income for the fourth quarter of 2007 excludes $9.9 million in stock-based compensation expense, $6.2 million in amortization of acquisition-related intangible assets, $0.5 million of expenses related to acquisition-related contingent payments and $0.3 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter. Non-GAAP net income for the fourth quarter of 2006 excludes $7.3 million in stock-based compensation expense, $1.1 million in amortization of acquisition-related intangible assets, $0.8 million in expenses related to acquisition-

related contingent payments and a one-time tax benefit of $2.6 million for the first nine months of fiscal 2006 related to research and development tax credits, which were recognized in the fourth quarter of 2006 as a result of the reinstatement of the federal research and development tax credit. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the fourth quarter of 2007 were 64.3 million, compared to 56.1 million for the fourth quarter of 2006. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the fourth quarter of 2007 and 2006 to follow.

Non-GAAP gross profit for fiscal 2007 was $178.3 million or 54.1% of net revenue as compared to non-GAAP gross profit of $138.4 million or 55.9% of net revenue for fiscal 2006. Non-GAAP net income for fiscal 2007 was $60.0 million or $0.99 per diluted share, as compared to non-GAAP net income of $50.3 million, or $0.90 per diluted share for fiscal 2006. Non-GAAP net income for fiscal 2007 excludes a one-time charge of $13.9 million for acquired in-process research and development expense, $37.7 million in stock-based compensation expense, $12.8 million in amortization of acquisition-related intangible assets, $2.7 million of expenses related to acquisition-related contingent payments, $1.9 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter and $1.4 million revision to prior period estimated R&D tax credits. Non-GAAP net income for fiscal 2006 excludes a one-time charge of $13.3 million of charges recorded for acquired in-process research and development expense, $26.2 million in stock-based compensation expense, $5.2 million in amortization of acquisition-related intangible assets and $3.2 million in expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for fiscal 2007 were 60.7 million, compared to 56.0 million for fiscal 2006. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for fiscal 2007 and 2006 to follow.

Total cash, cash equivalents and short-term investments were $139.4 million at December 31, 2007, compared with $170.2 million at December 31, 2006. The Company had no long term investments at December 31, 2007, compared with $26.4 million at December 31, 2006. During the third quarter of 2007, SiRF acquired Centrality which led to the decrease in cash, cash equivalents and investments.

“This was a good quarter for SiRF fueled by strong seasonal demand for GPS location-enabled consumer products, and we reported record growth in revenue and units. However, our gross margin performance was negatively impacted by a combination of competitive market pricing and a shift of product mix,” said Dr. Michael Canning, President and CEO.

The assets acquired and liabilities assumed as part of the acquisition of Centrality in August 2007 are reflected in SiRF’s consolidated financial statements. The results of Centrality’s operations have been included in SiRF’s consolidated results of operations since the August 6, 2007 acquisition close date. As SiRF finalizes certain valuation assumptions, adjustments may be recorded in the related purchase price allocations.

Q4’2007 Highlights and Business Outlook:

•

In this quarter both SiRF and Centrality teams worked diligently to integrate our technologies and personnel. We have now developed a more powerful joint product roadmap,that builds on our combined expertise. With the help of our supply chain partners, we were also successful in helping some key customers with high volume ramp up of their products, powered by our Atlas system-on-chip (SoC) platform, in time for the holiday season.

•

According to many published reports, Portable Navigation Devices (PNDs), were a big hit in the holiday season, especially in USA, and we continue to maintain our leadership position in this market. Many of our customers launched new and innovative devices in time for the holiday season. Magellan, a leading supplier of PNDs, unveiled a broad range of ultra-slim pocket sized products including Magellan RoadMate 1200 that offers “turn it on and go” auto navigation functionality at a very attractive price, and Maestro 4200 and Maestro 3200 series of GPS navigation devices offering a wide range of features and price points, with integrated AAA TourBook® travel information. NAVIGON, a leading provider of navigation products in Europe, expanded its North American presence with a broad range of PNDs including many with Lifetime Traffic and ZAGAT Survey Ratings. In Europe, Binatone Electronics International Ltd., the 2nd largest DECT manufacturer in the world, commenced high volume production of PNDs. In Japan, Sony released a SiRFstar III-based PND, the NV-U2, and Sanyo launched Japan’s first Mobile TV PND powered by SiRFstar III architecture. Dash Navigation announced it had started taking orders for the first internet-connected navigation system, Dash Express.

•

In October we held our first Location 2.0 summit, bringing the innovation and leadership of the location industry together to address all aspects of the location ecosystem. Attended by and with active participation of the leading global operators and service providers, device manufacturers and enabling platform providers as well as content and application developers, this invitation only event, reinforced our belief that location technology will become an integral part of the mobile phone platform in next few years. At this event we also unveiled our SiRFecosystem™ strategy to accelerate the deployment of location enabled content and services and introduced SiRFstudio™, a standards-based, end-to-end location services enabling platform that is designed to simplify and speed the development of location-aware applications across a broad range of mobile devices.

•

In this quarter, we also announced that as a founding member of the Open Handset Alliance, we are rapidly implementing key end-to-end location-awareness features needed to enable mobile devices powered by the Android™ platform to provide an optimal location awareness experience for consumers.

•

We continue to experience good growth in the wireless market with AT&T and Research In Motion announcing the availability of the BlackBerry® Curve™ 8310, which adds the power of built-in GPS (Global Positioning System) to the popular BlackBerry Curve. In China, Lenovo, a leading supplier of mobile phones, launched the SiRFStar III-based P990 navigation phone.

Quarterly conference call details:

SiRF will host a conference call on February 4, 2008, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its fourth quarter and fiscal 2007 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 895-0198 (domestic) or (785) 424-1053 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 283-8486.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities such as Bluetooth, for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, our leadership position in the PND market, the role of location technology in mobile phone platforms, our ability to accelerate the deployment of location enabled content and services, our ability to simplify and speed the development of location-aware applications, our ability to implement key features needed to enable mobile devices, our growth in the wireless market, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,”

“possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, our ability to successfully integrate acquired businesses and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31,
	2007	2006
	(Unaudited) (2)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$100,963	$133,817
Marketable securities	38,446	36,391
Accounts receivable, net	37,060	18,375
Inventories	27,962	16,472
Current deferred tax assets	6,946	11,743
Prepaid expenses and other current assets	5,380	6,912

Total current assets	216,757	223,710
Long-term investments	—	26,412
Property and equipment, net	13,147	8,469
Goodwill	215,752	55,967
Identified intangible assets, net	82,705	19,680
Long-term deferred tax assets	34,032	31,620
Other long-term assets	1,348	805

Total assets	$563,741	$366,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,069	$15,883
Accrued payroll and related benefits	12,590	10,508
Other accrued liabilities	6,145	4,127
Deferred margin on shipments to distributors	3,028	1,256
Deferred revenue	373	574
Advance contract billings	191	478
Rebates payable to customers	5,452	5,334
Capital lease obligations	129	189

Total current liabilities	49,977	38,349
Long-term deferred tax liabilities	169	462
Long-term income taxes payable	2,762	—
Long-term obligations	1,421	509

Total liabilities	54,329	39,320
Commitments and contingencies
Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	548,895	355,690
Accumulated other comprehensive loss	(105)	(142)
Accumulated deficit	(39,384)	(28,210)

Total stockholders’ equity	509,412	327,343

Total liabilities and stockholders’ equity	$563,741	$366,663

(1)

The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2006 as presented in the Company’s December 31, 2006 Form 10-K.

(2)

On January 1, 2007, the Company adopted EITF No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43 and FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. The impact of changes in accrued payroll and related benefits, long term deferred and other tax liabilities, and long-term obligations resulting from adoption of these new accounting pronouncements were recorded as cumulative effect adjustments to the opening balance of accumulated deficit in the December 31, 2007 condensed consolidated balance sheet.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Product revenue	$98,930	$73,428	$323,128	$239,243
License royalty revenue	1,424	727	6,252	8,437

Net revenue	100,354	74,155	329,380	247,680
Cost of revenue:
Cost of product revenue (includes stock-based compensation expense of $416 and $257 for the three months ended December 31, 2007 and 2006, respectively, and $1,469 and $743 for the year ended December 31, 2007 and 2006, respectively)	48,304	33,159	154,452	110,057
Amortization of acquisition-related intangible assets (1)	3,730	470	7,314	1,880

Gross profit	48,320	40,526	167,614	135,743
Operating expenses:
Research and development (includes stock-based compensation expense of $5,274 and $4,201 for the three months ended December 31, 2007 and 2006, respectively, and $20,862 and $16,691 for the year ended December 31, 2007 and 2006, respectively)	26,283	18,246	96,701	75,064
Sales and marketing (includes stock-based compensation expense of $1,950 and $1,253 for the three months ended December 31, 2007 and 2006, respectively, and $6,639 and $4,008 for the year ended December 31, 2007 and 2006, respectively)	8,012	5,640	27,920	19,547
General and administrative (includes stock-based compensation expense of $2,278 and $1,627 for the three months ended December 31, 2007 and 2006, respectively, and $8,689 and $4,791 for the year ended December 31, 2007 and 2006, respectively)	11,323	6,014	36,708	19,854
Amortization of acquisition-related intangible assets (1)	2,489	613	5,514	3,291
Acquired in-process research and development expense	—	—	13,900	13,251

Total operating expenses	48,107	30,513	180,743	131,007
Operating income (loss)	213	10,013	(13,129)	4,736
Other income, net	1,301	2,187	7,392	6,633
Net income (loss) before provision for income taxes	1,514	12,200	(5,737)	11,369
Provision for income taxes	797	3,101	4,660	8,969

Net income (loss)	$717	$9,099	$(10,397)	$2,400

Net income (loss) per share:
Basic	$0.01	$0.18	$(0.19)	$0.05

Diluted	$0.01	$0.16	$(0.19)	$0.04

Weighted average number of shares used in per share calculations:
Basic	59,998	51,723	55,477	51,115

Diluted	64,338	56,098	55,477	55,997

(1)	Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

			Three Months Ended		Year Ended
			December 31,		December 31,
			2007	2006	2007	2006
Net revenue:			$100,354	$74,155	$329,380	$247,680
Gross profit:
GAAP gross profit			$48,320	$40,526	$167,614	$135,743
Stock-based compensation expense	(B	)	416	257	1,469	743
Amortization of acquisition-related intangible assets (1)	(C	)	3,730	470	7,314	1,880
Fair value adjustments on acquisition-related inventory	(E	)	313	—	1,916	—

Non-GAAP gross profit			$52,779	$41,253	$178,313	$138,366

Non-GAAP gross margin			52.6%	55.6%	54.1%	55.9%
Operating expenses:
GAAP operating expenses			$48,107	$30,513	$180,743	$131,007
Acquired in-process research and development expense	(A	)	—	—	(13,900)	(13,251)
Stock-based compensation expense	(B	)	(9,502)	(7,081)	(36,190)	(25,490)
Amortization of acquisition-related intangible assets (1)	(C	)	(2,489)	(613)	(5,514)	(3,291)
Acquisition-related contingent payments	(D	)	(548)	(776)	(2,677)	(3,223)

Non-GAAP operating expenses			$35,568	$22,043	$122,462	$85,752

Operating income (loss):
GAAP operating income (loss)			$213	$10,013	$(13,129)	$4,736
Acquired in-process research and development expense	(A	)	—	—	13,900	13,251
Stock-based compensation expense	(B	)	9,918	7,338	37,659	26,233
Amortization of acquisition-related intangible assets (1)	(C	)	6,219	1,083	12,828	5,171
Acquisition-related contingent payments	(D	)	548	776	2,677	3,223
Fair value adjustments on acquisition-related inventory	(E	)	313	—	1,916	—

Non-GAAP operating income			$17,211	$19,210	$55,851	$52,614

Net income (loss):
GAAP net income (loss)			$717	$9,099	$(10,397)	$2,400
Acquired in-process research and development expense	(A	)	—	—	13,900	13,251
Stock-based compensation expense	(B	)	9,918	7,338	37,659	26,233
Amortization of acquisition-related intangible assets (1)	(C	)	6,219	1,083	12,828	5,171
Acquisition-related contingent payments	(D	)	548	776	2,677	3,223
Fair value adjustments on acquisition-related inventory	(E	)	313	—	1,916	—
Revision to prior period estimated R&D tax credits	(F	)	—	(2,628)	1,370	—

Non-GAAP net income			$17,715	$15,668	$59,953	$50,278

Diluted net income (loss) per share:
GAAP diluted net income (loss) per share			$0.01	$0.16	$(0.19)	$0.04

Non-GAAP diluted net income per share			$0.28	$0.28	$0.99	$0.90

Shares used to compute diluted net income (loss) per share:
GAAP			64,338	56,098	55,477	55,997

Non-GAAP			64,338	56,098	60,708	55,997

(1)

Certain reclassifications have been made to prior period amounts to conform to SiRF’s current period presentation. Certain amounts of amortization of acquisition-related intangible assets have been reclassed and are being presented as a component of cost of revenue. Previously, SiRF had presented these amounts as a component of operating expense.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of gross profit, operating income, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes acquired in-process research and development expense, stock-based compensation expense, amortization of acquisition-related intangibles assets, expenses related to acquisition-related contingent payments, fair value adjustments on acquisition-related inventory, revisions to prior period estimated R&D tax credits, and the non-GAAP measures, which exclude these amounts, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

(A)	Acquired in-process research and development expense: SiRF incurred one-time charges in connection with the acquisition of Centrality during the third quarter of 2007 and the acquisition of TrueSpan during the first quarter of 2006 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net income. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(B)	Stock-based compensation expense: Our operating expenses include stock-based compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

(C)	Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(D)	Acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

(E)	Fair value adjustments on acquisition-related inventory: SiRF has excluded the effects of fair value adjustments on acquisition-related inventory that was subsequently sold to end customers during the quarter from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

(F)	Revision to prior period estimated R&D tax credits: In fiscal 2007, SiRF excluded the effects of a reduction to our tax benefit resulting from revisions to prior period estimated R&D tax credits from our non-GAAP operating results. This reduction in estimated R&D tax credits resulted from a R&D tax credit study for the years 2005 – 2006. In the fourth quarter of fiscal 2006, SiRF excluded the portion of the one-time tax benefit from research and development tax credits related to the first nine months of the fiscal year, which was recognized during the fourth quarter as a result of timing of the reinstatement of the federal research and development tax credit. However, the tax benefit from the research and development tax credits for the 2006 fiscal year has been included in SiRF’s non-GAAP operating results for fiscal 2006. This non-GAAP adjustment is intended to reflect revisions to our tax provision that are not directly associated with our current period operations.